Exhibit 23.1

Brooks and Associates CPA’s, P.A. Certified Public Accountants Valuation Analyst Advisors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2016, with respect to the consolidated financial statements of Zoned Properties, Inc. contained in the Registration Statement of Zoned Properties, Inc. on the Post-Effective Amendment No.1 to Form S-1. We hereby consent to the use of the aforementioned report in the Amended Registration Statement, and to the use of our name as it appears under the heading “Experts.”

D. Brooks and Associates CPA’s, P.A. West Palm Beach, FL March 23, 2016